Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (the “Agreement”) is made and entered into as of November 14, 2024 by and among Oportun Financial Corporation, a Delaware corporation (the “Company”) and the Lenders (as defined below) party hereto as of the date hereof.
The parties hereby agree as follows:
1.Certain Definitions.
As used in this Agreement, the following terms shall have the following meanings:
“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Adverse Disclosure” means public disclosure of material non-public information which, in the judgment of the board of directors of the Company, after consultation with outside legal counsel to the Company, (i) would be required to be made in any report or Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement; and (iii) the Company has a bona fide business purpose for disclosing publicly at such time.
“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.
“Affiliated Fund” means, with respect to any Lender, (a) any Affiliates (including at the institutional level) of such Lender or any fund, account (including any separately managed accounts) or investment vehicle that is controlled, managed, advised or sub-advised by such Lender, an Affiliate of such Lender or by the same investment manager, advisor or subadvisor as such Lender or an Affiliate of such Lender or any fund, account or investment vehicle which is controlled, managed, advised or sub-advised by an Affiliate of a Lender’s investment manager, advisor or sub-advisor, (b) any equityholder of the Lenders (each, a “Lender Equityholder”) or (c) one or more special purpose vehicles that are, directly or indirectly, wholly-owned by such Lender and its Affiliates.
“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
“Common Stock” shall mean the Company’s common stock, par value $0.0001 per share, and any securities into which such shares may hereinafter be reclassified.
“Castlelake Lender” shall mean McLaren Harbor LLC.

“Credit Agreement” shall mean that certain Credit Agreement (as amended, restated or otherwise modified from time to time), dated October 23, 2024, among Oportun, Inc., a Delaware corporation, as borrower, the lenders from time to time party thereto, Wilmington Savings Fund Society, FSB, as administrative agent for the lenders, and as collateral agent for the secured parties.
“Effectiveness Deadline” means the date which is the earliest of (i) if the Registration Statement does not become subject to any review or comment process by the SEC, three (3) Business Days after the Company receives written notification from the SEC that the Registration Statement will not become subject to any review or comment process by the SEC and the Company fails to request to accelerate the effectiveness of the Registration Statement, or (ii) if the Registration Statement becomes subject to any review or comment process by the SEC, ninety (90) days after the filing of the Registration Statement, or, if such date is not a Business Day, the next date that is a Business Day.
“Lenders” shall mean the Castlelake Lender and the NB Lender and any Affiliate or permitted transferee of such lender who is a subsequent holder of any Warrants or Registrable Securities.
“NB Lender” shall mean NB Specialty Finance Fund II LP, NBSF Canada 2021 Trust, NB Direct Access Fund II LP, NBSF Redwood Holdings D LP, and NBSF III Holdings D LP.
“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.
“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.
“Registrable Securities” shall mean the (i) the Warrant Shares, and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security upon sale pursuant to a Registration Statement or Rule 144 under the 1933 Act.
“Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.
“Required Lenders” means the Lenders holding more than 66 and 2/3% of the Registrable Securities.

“SEC” means the U.S. Securities and Exchange Commission.
“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.
“Warrants” means, the warrants to purchase shares of Common Stock issued to the Lenders pursuant to the Credit Agreement, the form of which is attached thereto as Exhibit G.
2.Registration.
(a)Registration Statements.
(i)No later than the forty-fifth (45th) day immediately following the Closing Date as defined in the Credit Agreement (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 or its successor form, or, if the Company is ineligible to use Form S-3, a Registration Statement on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the 1933 Act registering the resale from time to time pursuant to any method or combination of methods legally available to, and requested by, the Lenders of all of the Registrable Securities then held by such Lenders that are not covered by an effective resale registration statement, covering the resale of the Registrable Securities in an amount at least equal to the number of Warrant Shares, provided, however, that if the Filing Deadline is not met as the result of a delay caused by the Lenders not providing information necessary to file such Registration Statement, the Lenders shall agree to extend the Filing Deadline by a written confirmation of no less than five (5) additional days following receipt by the Company of such information by the Lenders (the “Filing Deadline Extension”). Such Registration Statement shall include the plan of distribution attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Lenders and their counsel prior to its filing or other submission. Notwithstanding any other provision of this Section 2(a), if the staff of the SEC does not permit all of the Registrable Securities to be registered on the Registration Statement filed pursuant to this Section 2(a)(i) or requires any Lender to be named as an “underwriter”, then the Company shall use commercially reasonable efforts to persuade the staff of the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Lenders is an “underwriter” or that the number of shares the Company is eligible to register on the Registration Statement should not be so limited.
(ii)Additional Registrable Securities. Upon the written demand of the Required Lenders and upon any change in the Warrant Price (as defined in the Warrant) such that additional shares of Common Stock become issuable upon the exercise of the Warrants, the Company shall prepare and file with the SEC one or more Registration Statements on Form S-3 or amend the Registration Statement filed pursuant to clause (i) above, if such Registration

Statement has not previously been declared effective (or, if the Company is ineligible to use Form S-3, a Registration Statement on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the 1933 Act registering the resale from time to time pursuant to any method or combination of methods legally available to, and requested by, the Lenders of all of the Registrable Securities then held by such Lenders that are not covered by an effective resale registration statement to effect a registration for resale of such additional shares of Common Stock (the “Additional Shares”)) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. The Company shall use its reasonable best efforts to obtain from each person who now has piggyback registration rights a waiver of those rights with respect to such Registration Statement. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Lenders and their counsel prior to its filing or other submission.
(b)Expenses. The Company will pay all expenses associated with each registration (including, for the avoidance of doubt, expenses associated with an Underwritten Offering (as defined below)), including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees but excluding Lenders’ legal and other expenses, discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold, provided that, in connection with each Underwritten Offering, the Company will pay for one counsel for each of the NB Lender and Castlelake Lender, in an amount not to exceed $50,000 each.
(c)Effectiveness.
(i)The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable, but, in any event, no later than the Effectiveness Deadline. The Company shall notify the Lenders by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Lenders with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.
(ii)The Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 2(c) for not more than forty-five (45) consecutive days, with a subsequent permitted trading window of at least forty-five (45) consecutive days, and not more than two (2) times in any twelve (12) month period, if the Company is engaged in a material merger, acquisition or sale or any other pending development that the Company believes may be material, and the board of directors of the Company determines in good faith, by appropriate resolutions (copies of which shall be provided to the Lenders), that, as a result of such activity, it is in the best interests of the Company to suspend sales under such Registration Statement at such time (an “Allowed Delay”). The Company shall promptly (a) notify the Lenders in writing of the existence of (but in no event, without the prior written consent of a Lender, shall the Company disclose to such Lender any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Lenders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.
(d)Underwritten Offerings.
(i)Subject to Section 7(c)(ii), the NB Lender and the Castlelake Lender shall each be entitled to request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to a Registration Statement (each, an “Underwritten Offering”); provided, however, that the NB Lender and the Castlelake Lender, will each be entitled to make a demand for a total of one (1) Underwritten Offering during the term of this Agreement and only if the proceeds from the sale of Registrable Securities in any such Underwritten Offering (before the deduction of underwriting discounts) are reasonably expected to exceed, in the aggregate, $10 million. Following receipt of such Demand Request (as defined below), the Company shall file the requested Registration Statement with the SEC as promptly as practicable, and shall use the Company’s best efforts to have the registration declared effective under the 1933 Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering; provided, that, the Company shall not be obligated to file any Registration Statement or other disclosure document pursuant to this Section 2 (but shall be obligated to continue to prepare such Registration Statement or other disclosure document) if the Company shall furnish to such Requesting Lender a certificate signed by the chief executive officer or equivalent senior executive of the Company, stating that the filing or effectiveness of such Registration Statement would require the Company to make an Adverse Disclosure, in which case the Company shall have an additional period (each, a “Demand Delay”) of not more than sixty (60) days (or such longer period as may be agreed upon by the Requesting Lenders) within which to file such Registration Statement; provided, however, that, unless consented to in writing by the Requesting Lenders, the Company shall not exercise, in any twelve (12) month period, more than two (2) Demand Delays pursuant to this Section 2(d)(i) and Allowed Delays pursuant to Section 2(c)(ii). At the request of such Lenders, the plan of distribution for the Underwritten Offerings shall include a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period not to exceed 24 hours (a “Marketed Underwritten Offering”). Subject to the other limitations contained in this Agreement, the Company shall not be obligated hereunder to effect an Underwritten Offering within ninety (90) days after the closing of an Underwritten Offering. If an Underwritten Offering is not a Marketed Underwritten Offering, the Company and its management will not be required to participate in a roadshow or other marketing effort. For the avoidance of doubt, an Underwritten Offering shall not include an “at the market” program.

(ii)The request (a “Demand Request”) for an Underwritten Offering shall be made by the Lender or Lenders making such request (the “Requesting Lender”) by giving written notice to the Company. The Demand Request shall specify the approximate number of Registrable Securities to be sold in such Underwritten Offering and the expected price range of securities to be sold in such Underwritten Offering. Within ten (10) Business Days after receipt of any Demand Request, the Company shall send written notice of such requested Underwritten Offering to all other Lenders (“Notice”) and shall include in such Underwritten Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after sending the Notice.
(iii)The Company shall select one or more nationally prominent firms of investment bankers reasonably acceptable to the Participating Majority to act as the managing underwriter or underwriters in connection with such Underwritten Offering. The “Participating Majority” shall mean, with respect to an Underwritten Offering, the Lenders holding a majority of the Registrable Securities requested to be included in such Underwritten Offering. All Lenders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement with such underwriter or underwriters and complete and execute all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement as reasonably requested by the Company. The Company will use its commercially reasonable efforts to cause members of senior management to cooperate with the underwriter(s) in connection with an Underwritten Offering and make themselves available to participate in the marketing process in connection with such Underwritten Offering as requested by the managing underwriter(s) and providing such additional information reasonably requested by the managing underwriter(s) (in addition to the minimum information required by law, rule or regulation) in any prospectus relating to an Underwritten Offering.
(iv)If the managing underwriter(s) for an Underwritten Offering advise the Company and the participating Lenders in writing that, in their opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have a material adverse effect on the marketability of the offering to facilitate public distribution, then the Company shall so advise all such participating Lenders, and the amount of Registrable Securities that may be included in the underwriting shall be allocated among the participating Lenders, (i) first among the participating Lenders as nearly as possible on a pro rata basis based on the requested amount of Registrable Securities to be included in such offering held by such Lenders and (ii) second to the extent all Registrable Securities requested to be included in such underwriting by the participating Lenders have been included, to any other Persons pursuant to contractual registration rights as nearly as possible on a pro rata basis based on the total amount of Registrable Securities (as defined in the contractual registration rights) held by such other Persons requested to be included in such underwriting. If the Registrable Securities requested to be included by the NB Lender or the Castlelake Lender are reduced pursuant to the cutback provisions in the previous sentence by more than 50% of the Registrable Securities set forth in the applicable Demand Request, such Underwritten Offering shall not be considered a use of the Underwritten Offering demand provided in Section 2(d)(i) above. The Company shall prepare preliminary and final prospectus supplements for use in connection with the Underwritten Offering, containing such additional information as may be reasonably requested by the underwriter(s).
(e)Piggy-back Rights.
(i)In addition to the demand right to conduct underwritten offerings described in Section 2(d) above, the Lenders shall have the right to include the Registrable Securities as part of any other public offering of securities conducted by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the 1933 Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Registrable Securities which may be included in the offering because, in such underwriter(s)’ judgment, inclusion of such Registrable Securities would cause a material adverse effect on the price or success of the offering, then the Company shall be obligated to include in such offering and the applicable registration statement only such limited portion of the Registrable Securities with respect to which the Lender requested inclusion hereunder as the managing underwriter(s) shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Lenders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Lenders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Registrable Securities. All Lenders proposing to distribute their Registrable Securities through an offering under this Section 2(e) shall enter into an underwriting agreement in customary form with the underwriters selected for such offering by the Company.
(ii)In the event of such a proposed offering, the Company shall furnish the Lenders with not less than ten (10) Business Days’ written notice prior to the proposed date of the offering. Such notice to the Lenders shall continue to be given for each offering until such time as all of the Registrable Securities have been sold by the Lenders. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice within seven (7) Business Days of the receipt of the Company’s notice. There shall be no limit on the number of times the Lenders may request registration under this Section 2(e).
3.Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:
(a)use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold (the “Effectiveness Period”) and advise the Lenders in writing when the Effectiveness Period has expired;

(b)prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;
(c)provide copies to and permit counsel designated by the Lenders to review each Registration Statement and all amendments and supplements thereto no less than three (3) Business Days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;
(d)furnish to the Lenders and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Lender may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Lender that are covered by the related Registration Statement;
(e)use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;
(f)prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Lenders and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Lenders and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;
(g)use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h)immediately notify the Lenders, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Lender, promptly prepare and furnish to such Lender a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and
(i)otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act.
(j)With a view to making available to the Lenders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Lenders to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144, until such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Lender upon reasonable request, as long as such Lender owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (B) such other information as may be reasonably requested in order to avail such Lender of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.
4.Due Diligence Review; Information. The Company shall make available, during normal business hours, for inspection and review by the Lenders, advisors to and representatives of the Lenders (who may or may not be affiliated with the Lenders and who are reasonably acceptable to the Company), all financial and other records, filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Lenders or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Lenders and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

    The Company shall not disclose material nonpublic information to the Lenders, or to advisors to or representatives of the Lenders, unless prior to disclosure of such information the Company identifies that such information would be material nonpublic information and provides the Lenders, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Lender wishing to obtain such information enters into an appropriate confidentiality agreement with the Company in respect thereto.
5.Obligations of the Lenders.
(a)Each Lender shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Lender of the information the Company requires from such Lender if such Lender elects to have any of the Registrable Securities included in the Registration Statement. Each Lender shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Lender elects to have any of the Registrable Securities included in the Registration Statement, subject to the Filing Deadline Extension.
(b)Each Lender, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Lender has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.
(c)Each Lender agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Lender will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Lender’s receipt of the copies of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, the Lender shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Lender’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.
6.Indemnification.
(a)Indemnification by the Company. The Company will indemnify and hold harmless each Lender and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Lender within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Lender’s behalf and will reimburse such Lender, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Lender or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.
(b)Indemnification by the Lenders. Each Lender agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Lender to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of any Lender be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Lender in connection with any claim relating to this Section 6 and the amount of any damages such Lender has otherwise been required to pay by reason of such untrue statement or omission) received by such Lender upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.
(c)Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.
(d)Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.
7.Miscellaneous.
(a)Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Lenders. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Lenders.
(b)Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in the Credit Agreement.

(c)Assignments and Transfers by Lenders. The provisions of this Agreement shall be binding upon and inure to the benefit of the Lenders and their respective successors and assigns. Any Lender may transfer or assign, in whole or from time to time in part (provided that, unless such assignee is an Affiliate or an Affiliated Fund of a Lender or of a Lender Equityholder (in which case no limitation would apply), if such assignment is in part, such assignee shall be assigned no less than ten percent (10%) of such Lender’s Registrable Securities), to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Lender to such person, provided that such Lender (i) complies with all laws applicable thereto, (ii) complies with the terms and conditions of the Credit Agreement applicable thereto, (iii) the assignee agrees in writing to be bound by the terms and conditions of this Agreement and (iv) provides written notice of assignment to the Company promptly after such assignment is effected, which shall not be greater than two (2) Business Days after such assignment and such notice shall include the assignee’s name, address (including email) and the amount of Registrable Securities assigned to such assignee.
(d)Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Lenders; provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Lenders, after notice duly given by the Company to each Lender.
(e)Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(f)Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed by facsimile, electronic mail (including pdf) or as any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and electronic signatures or the keeping of records in electronic form shall be valid and effective for all purposes to the fullest extent permitted by applicable law.
(g)Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.
(i)Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
(j)Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
(k)Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:
OPORTUN FINANCIAL CORPORATION

	By:	/s/ Jonathan Coblentz
Name: Jonathan Coblentz
Title: Chief Financial Officer

The Lenders:
MCLAREN HARBOR LLC

	By:	/s/ William Stephen Venable Jr
Name: William Stephen Venable Jr
Title: Vice President

[Signature Page to Registration Rights Agreement]

NB SPECIALTY FINANCE FUND II LP

By: /s/ Zhengyuan Lu
Name: Zhengyuan Lu
Title: Managing Director

NBSF CANADA 2021 TRUST

By: /s/ Zhengyuan Lu
Name: Zhengyuan Lu
Title: Managing Director

NB DIRECT ACCESS FUND II LP

By: /s/ Jeff Majit
Name: Jeff Majit
Title: Managing Director

NBSF REDWOOD HOLDINGS D LP

By: /s/ Zhengyuan Lu
Name: Zhengyuan Lu
Title: Managing Director

[Signature Page to Registration Rights Agreement]

NBSF III HOLDINGS D LP
By: NB Alternatives Advisers LLC, as Adviser and Duly Authorized Agent
By: /s/ Zhengyuan Lu
Name: Zhengyuan Lu
Title: Managing Director
[Signature Page to Registration Rights Agreement]

Exhibit A
Plan of Distribution
The selling stockholders, which as used herein include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•one or more underwritten offerings;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common
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stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”) amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
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In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement.
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